Exhibit 21
DANA CORPORATION
Consolidated Subsidiaries as of December 31, 2006*
Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615

AMP Industrial e Comercio de Pecas Automotivas Ltda.	Brazil
Autometales S.A. de C.V.	Mexico
Automotive Motion Technology Limited	United Kingdom
BWDAC, Inc.	Delaware
C.A. Danaven	Venezuela
Cardanes S.A. de C.V.	Mexico
Cerro de los Medanos S.A.	Argentina
Corporacion Inmobiliaria de Mexico S.A. de C.V.	Mexico
Coupled Products, Inc.	Virginia
D.E.H. Holdings SARL	Luxembourg
Dakota New York Corp	New York
Dana (Deutschland) Grundstucksverwaltung GmbH	Germany
Dana (Wuxi) Technology Co. Ltd.	China
Dana Argentina S.A.	Argentina
Dana Asset Funding LLC	Delaware
Dana Atlantic LLC	Delaware
Dana Australia (Holdings) Pty. Ltd.	Australia
Dana Australia Pty. Ltd.	Australia
Dana Australia Trading Pty. Ltd.	Australia
Dana Austria GmbH	Austria
Dana Automocion, S.A.	Spain
Dana Automotive Limited	United Kingdom
Dana Automotive Systems GmbH	Germany
Dana Bedford 3 Limited	United Kingdom
Dana Belgium N.V.	Belgium
Dana Brazil Holdings 1 LLC	Virginia
Dana Brazil Holdings LLC	Delaware
Dana Canada Corporation	Canada
Dana Canada Holding Company	Canada
Dana Canada Limited	Canada
Dana Canada LP	Canada
Dana Capital Limited	United Kingdom
Dana Comercializadora, S. de R.L. de C.V.	Mexico
Dana Commercial Credit Corporation	Delaware
Dana Credit Corporation	Delaware
Dana do Brasil Ltda.	Brazil
Dana Emerson Actuator Systems (Technology) LLP	United Kingdom
Dana Emerson Actuator Systems LLP	United Kingdom
Dana Emerson Actuator Systems s.r.o.	Slovakia
Dana Equipamentos Ltda.	Brazil
Dana Europe Holdings B.V.	Netherlands
Dana Europe S.A.	Switzerland
Dana European Holdings Luxembourg SARL	Luxembourg
Dana Finance (Ireland) Limited	Ireland
Dana Fluid Products Slovakia, s.r.o.	Slovakia
Dana GmbH	Germany
Dana Heavy Axle Mexico S.A. de C.V.	Mexico
Dana Holding GmbH	Germany
Dana Holdings Limited	United Kingdom
Dana Holdings Mexico s. de r.l. de C.V.	Mexico
Dana Holdings SRL	Argentina
Dana Hong Kong Limited	Hong Kong
Dana Hungary Gyarto kft	Hungary
Dana India Private Limited	India
Dana India Technical Centre Limited	India
Dana Industrias Ltda.	Brazil
Dana Information Technology LLC	Delaware

DANA CORPORATION
Consolidated Subsidiaries as of December 31, 2006*

Dana International Finance Inc.	Delaware
Dana International Holdings, Inc.	Delaware
Dana Investment GmbH	Germany
Dana Investment UK Limited	United Kingdom
Dana Italia, SpA	Italy
Dana Japan, Ltd.	Japan
Dana Korea Co. Ltd.	Korea
Dana Law Department, Ltd.	United Kingdom
Dana Lease Finance Corporation	Delaware
Dana Limited	United Kingdom
Dana Manufacturing Group Pension Scheme Limited	United Kingdom
Dana Mauritius Limited	Mauritius
Dana New Zealand, Ltd.	New Zealand
Dana Risk Management Services, Inc.	Ohio
Dana S.A.S.	France
Dana San Juan S.A.	Argentina
Dana San Luis S.A.	Argentina
Dana Spicer (Thailand) Limited	Thailand
Dana Spicer Europe Ltd.	United Kingdom
Dana Spicer Limited	United Kingdom
Dana Technology, Inc.	Michigan
Dana Two SARL	France
Dana UK Common Investment Fund Limited	United Kingdom
Dana UK Holdings Limited	United Kingdom
Dana UK Pension Scheme Limited	United Kingdom
Dana World Trade Corporation	Delaware
Dana-Albarus Industria E Comercio De Autopecas Ltda.	Brazil
Danaven Rubber Products, C.A.	Venezuela
Dantean (Thailand) Company, Limited	Thailand
DCC Canada Inc.	Canada
DCC Fiber, Inc.	Delaware
DCC Project Finance Eighteen, Inc.	Delaware
DCC Project Finance Fifteen, Inc.	Delaware
DCC Project Finance Fourteen, Inc.	Delaware
DCC Project Finance Nineteen, Inc.	Delaware
DCC Project Finance Ten, Inc.	Delaware
DCC Project Finance Twelve, Inc.	Delaware
Direcspicer S.A. de C.V.	Mexico
Driveline Specialist Limited	United Kingdom
DTF Trucking, Inc.	Delaware
Echlin (Southern) Holding Ltd. (Jersey)	United Kingdom
Echlin Argentina S.A.	Argentina
Echlin Do Brasil Industria e Comercio Ltda.	Brazil
Echlin Europe Limited	United Kingdom
Echlin Taiwan Ltd.	Taiwan
EFMG LLC	Virginia
Ejes Tractivos S.A. de C.V.	Mexico
Energy Services Credit Corporation	Delaware
Engranajes Conicos S.A. de C.V.	Mexico
Flight Operations, Inc.	Delaware
Forjas Spicer S.A. de C.V.	Mexico
Fujian Spicer Drivetrain System Co., Ltd.	China
Gearmax (Pty) Ltd.	South Africa
Glacier Brasil Industria e Comercio de Autopecas Ltda	Brazil
Glacier Tribometal Slovakia a.s.	Slovakia
Glacier Vandervell Inc.	Michigan
Glacier Vandervell S.A.S.	France
Hobourn Group Pension Trust Company Limited	United Kingdom
Hose & Tubing Products, Inc.	Virginia
Industria De Ejes Y Transmissiones S.A.(Transejes)	Colombia
Letovon Rosehill One Pty Limited	Australia
Letovon Rosehill Two Pty Limited	Australia
Letovon St. Kilda One Pty Limited	Australia
Letovon St. Kilda Two Pty Limited	Australia
Lipe Rollway Mexicana S.A. de C.V.	Mexico

DANA CORPORATION
Consolidated Subsidiaries as of December 31, 2006*

Long Cooling LLC	Virginia
Long USA LLC	Virginia
Midwest Housing Investments J.V., Inc.	Delaware
Nippon Reinz Co. Ltd.	Japan
Nobel Plastiques Iberica S.A.	Spain
Nobel Plastiques S.A.S.	France
Perfect Circle Brasil Industria e Comercio de Autopecas Ltda	Brazil
Perfect Circle Europe S.A.S.	France
Pleasant View of North Vernon, L.P.	Indiana
PT Spicer Axle Indonesia	Indonesia
PT Spicer Indonesia	Indonesia
PTG Mexico, S. de R.L. de C.V	Mexico
PTG Servicios, S. de R.L.de C.V.	Mexico
QH Pension Trustee Limited	United Kingdom
Quinton Hazell Plc.	United Kingdom
Recap, Inc.	Delaware
Reinz Wisconsin Gasket LLC	Delaware
Reinz-Dichtungs-GmbH & Co KG	Germany
RENOVO Thirteen, Inc.	Delaware
RENOVO Twelve, Inc.	Delaware
ROC — Spicer Ltd.	Taiwan
ROC Spicer Investment Co. Ltd.	British Virgin Islands
Seismiq, Inc.	Delaware
Shannon Canada Inc.	Canada
Societe de Reconditionnement Industriel de Moteurs S.A.S. (S.R.I.M.)	France
Spicer Axle Australia Pty Ltd.	Australia
Spicer Axle Structural Components Australia Pty. Ltd.	Australia
Spicer Ayra Cardan S.A.	Spain
Spicer Ejes Pesados S.A.	Argentina
Spicer France SARL	France
Spicer Gelenkwellenbau GmbH	Germany
Spicer Heavy Axle & Brake, Inc.	Michigan
Spicer Heavy Axle Holdings, Inc.	Michigan
Spicer India Limited	India
Spicer Nordiska Kardan AB	Sweden
Spicer Off-Highway Belgium N.V.	Belgium
Spicer Off-Highway Parts & Distribution GmbH	Germany
Spicer Philippines Manufacturing Co.	Philipines
Spicer Servicios S.A. de C.V.	Mexico
Stieber Formsprag Limited	United Kingdom
SU Automotive Limited	United Kingdom
SU Pension Trustee Limited	United Kingdom
Suzuki Comercial Ltda.	Brazil
Taiguang Investment (BVI) Co., Ltd.	British Virgin Islands
Taiguang Investment Co., Ltd.	Taiwan
Taijie Investment Co., Ltd.	Taiwan
Taiying Investment Co., Ltd.	Taiwan
Talesol S.A.	Uruguay
Tecnologia de Mocion Controlada S.A. de C.V.	Mexico
Thermal Products Czech Republic, s.r.o.	Czech Republic
Thermal Products France S.A.S.	France
Torque-Traction Integration Technologies LLC	Delaware
Torque-Traction Manufacturing Technologies LLC	Delaware
Torque-Traction Technologies LLC	Delaware
Transejes C.D. Ltda.	Colombia
Transejes Transmisiones Homocineticas de Colombia S.A.(THC)	Colombia
Transmissiones Homocineticas Argentinas S.A.(THA)	Argentina
Tuboauto, C.A.	Venezuela
UBALI S.A.	Uruguay
Victor Reinz India Private Limited	India
Victor Reinz Valve Seals LLC	Indiana
Warner Electric do Brasil Ltda.	Brazil
Whiteley Rishworth Ltd.	United Kingdom
WOP Industrial e Comercio Bombas Ltda	Brazil
Wrenford Insurance Company Limited	Bermuda

*	Subsidiaries not shown by name in the above list, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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